Exhibit 10.1a

AMENDMENT
TO THE
2014 BANKUNITED, N.A.
NON-QUALIFIED DEFERRED COMPENSATION PLAN

This is an Amendment to the 2014 BankUnited, N.A. Non-Qualified Deferred Compensation Plan (the “2014 Plan”) (the “Amendment”). All capitalized terms not defined herein have the meaning ascribed to them in the Plan.
RECITALS
WHEREAS, the Board of Directors of BankUnited, Inc. (the “Board”), through its Compensation Committee, is authorized to amend the Plan in accordance with Section 14 of the Plan; and
WHEREAS, the Board wishes to amend the Plan to clarify the formula for Company Contributions and provide participants with an opportunity to make annual elections with respect to distributions of future deferrals upon a Change in Control.
NOW, THEREFORE, pursuant to Section 14 of the Plan, the Plan is hereby amended, in each case, effective as of the dates specified:
1.Effective as of January 1, 2014, Section 6.1(b) is hereby amended and restated in its entirety to read as follows:
“(b)    Notwithstanding the preceding, with respect to a Group A Eligible Employee Participant, Company Contributions shall be credited for each Plan Year in an amount equal to the sum of (i) 100% of the portion of the Participant’s Eligible Compensation deferred that does not exceed 1% of his or her Eligible Compensation, plus (ii) 70% of the portion of the Participant’s Eligible Compensation deferred that exceeds 1% of the Participant’s Eligible Compensation but does not exceed 6% of the Participant’s Eligible Compensation. Such Company Contributions shall be credited to the Participant’s Account as soon as practicable after the end of the applicable pay period.”
2.Effective as of December 1, 2014, Section 9.3 of the Plan is hereby amended and restated in its entirety to read as follows:
“9.3.    Change in Control. In the event of a Change in Control, distribution of a Participant’s vested Account for a Plan Year shall be made in a lump sum within 60 days of the Change in Control if:
(a)    with respect to deferrals of Eligible Compensation earned for services rendered on or before December 31, 2014, the Participant selected such distribution option in his or her initial Election Notice; or

Exhibit 10.1a

(b)    with respect to deferrals of Eligible Compensation earned for services rendered on or after January 1, 2015, the Participant selected such distribution option in his or her Election Notice for the Plan Year in which services relating to such Eligible Compensation are rendered.”
3.Terms used herein without definitions shall have the meanings ascribed to them in the Plan.
4.Except as expressly modified in this Amendment, all terms and conditions of the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, BankUnited has caused this Amendment to the 2014 BankUnited, N.A. Non-Qualified Deferred Compensation Plan to be executed by its duly authorized officer on this 1st day of December, 2014.

BANKUNITED, N.A.

By:

Title:

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